INDEPENDENT AUDITORS' CONSENT

MuniHoldings Florida Insured Fund V

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-81995 of our report dated July 19, 1999 which appears in the Statement of Additional Information which is a part of such Registration Statement and to the reference to us under the caption "Experts" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
July 27, 1999